UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2016, Ardelyx, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 12,600,230 shares of its common stock (the “Shares”) for aggregate gross proceeds of approximately $110.0 million (the “Offering”). The purchase price for each Share was $8.73, which is equal to the consolidated closing bid price on the NASDAQ Global Market on the day of pricing, July 14, 2016. The Offering closed on July 18, 2016. The Investors participating in the Offering included entities associated with New Enterprise Associates, a venture capital firm that is a significant stockholder of the Company, and a combination of new and existing investors, including Australia’s Future Fund, Quadrille Capital, EcoR1 Capital, RA Capital Management, First Manhattan Co., Rock Springs Capital, Cormorant Asset Management, Perceptive Advisors, Deerfield and DAFNA Capital Management.

On July 14, 2016, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days after the closing of the Offering for purposes of registering the resale of the Shares and any shares of common stock issued as a dividend or other distribution with respect to the Shares. The Company also agreed to use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 90 days after the closing of the Offering (120 days in the event the registration statement is reviewed by the SEC). The Company further agreed, among other things, to indemnify the selling holders under the registration statement from certain losses, claims, damages and liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions) incident to the performance of, or compliance with, the Company’s obligations under the Registration Rights Agreement.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act. The Shares were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the transaction is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company anticipates it will continue to require significant additional financing in the future to fund its operations, including to support the development, pre-commercialization and commercialization efforts for tenapanor and RDX227675. The Company may obtain such additional financing through debt financings, credit facilities, additional equity offerings and/or strategic collaborations. Additional financing may not be available to the Company when needed or it may not be available to the Company on acceptable terms, if at all.

Forward Looking Statements

To the extent that statements contained in this report are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995, including the Company’s need for additional financings and the financing alternatives available to the Company for such additional financings. Such forward-looking statements involve substantial risks and uncertainties that could cause the development of tenapanor, RDX227675, or the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties as to the Company’s ability to raise additional capital, the uncertainties inherent in the clinical research and development process and the uncertainties in the manufacture of clinical trial material. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016, and its current and future periodic reports to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2016	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer